EXHIBIT 99.1

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., Feb. 24, 2021 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.15 per share payable on March 30, 2021 to shareholders of record at the close of business on March 8, 2021.

About CDK Global

CDK Global (Nasdaq: CDK) is a leading provider of integrated data and technology solutions to the automotive, heavy truck, recreation and heavy equipment industries. Focused on enabling end-to-end, omnichannel retail commerce through open, agnostic technology, CDK Global provides solutions to dealers and original equipment manufacturers, serving nearly 15,000 retail locations in North America. CDK solutions connect people with technology by automating and integrating all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com

Contacts:

Investor Relations Contact: Julie Schlueter 847.485.4643 julie.schlueter@cdk.com	Media Contact: Roxanne Pipitone 847.485.4423 roxanne.pipitone@cdk.com